SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

ANOTEROS, INC.
 (Exact name of Company as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
6601 Center Drive West, Suite 500 Los Angeles, CA 90045 (Address of principal executive offices) Phone: (310) 997-2482 (Company’s Telephone Number)

24328 Vermont Avenue, #300, Harbor City, CA 90710
(Former name or former address, if changed since last report)

Copy of all Communications to: Carrillo Huettel, LLP 3033 Fifth Avenue, Suite 400 San Diego, CA 92103 Phone: 619.546.6100 Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ANOTEROS, INC.
Form 8-K
Current Report

ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 20, 2011, Michael J. Sinnwell, Jr. resigned from all positions with the Company, including but not limited to that of Chief Executive Officer, Secretary and Director. The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

On December 21, 2011, Michael Lerma, who is currently serving as a member of the Company’s Board of Directors, was appointed as interim Chief Executive Officer and Secretary of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

Mr. Michael Lerma – Mr. Lerma has over 20 years’ experience working for a number of Fortune 100 companies across multiple industries such as investment banking, financial services, pharmaceutical, and executive recruiting. Mr. Lerma was employed for over a decade as a senior analyst in the Management Information Systems division at the Wall Street firms Goldman Sachs & Co, TIAA-CREF, Chase Manhattan Bank and Kodak. While at those firms, his responsibilities included: financial management, project management, performance improvement and corporate strategies.

From 2003 to 2011, Mr. Lerma expanded his business into management consulting for the several firms including Valuable Link Business Consultants and Americus Equity Partners.  In this role, he has worked in cooperation with early and middle stage companies and private equity firms. While working with those firms Mr. Lerma focused on identifying growth-oriented companies, business strategy, marketing, financial and management controls, preparing business proposals/presentations, improving efficiency, corporate and growth strategies, and management sourcing. The Board of Directors appointed Mr. Lerma as the Chief Executive Officer and Secretary due to his broad financial experience in the financial sector and his strong managerial skills that the Company believes will be a valuable asset.

ITEM 8.01    OTHER EVENTS

Change of Address

On December 21, 2011, the Company changed the address of its executive offices to 6601 Center Drive West, Suite 500, Los Angeles, CA 90045.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANOTEROS, INC.
Date: December 22, 2011	By: /s/ Michael Lerma
Michael Lerma
Chief Executive Officer